KEYCORP REPORTS THIRD QUARTER 2017 NET INCOME OF $349 MILLION,
OR $.32 PER COMMON SHARE

3Q17 results included a net impact of $.03 per common share related to merger-related charges and a merchant services gain adjustment

3Q17 results reflected year-over-year positive operating leverage, momentum in fee-based businesses and strong returns

                         Return on Tangible
Earnings Per Share     Cash Efficiency(a)     Common Equity(a)
(a) Non-GAAP measure; see pages 15-17 for reconciliation
(b) Excludes notable items; see page 15 for detail

CLEVELAND, October 19, 2017 - KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $349 million, or $.32 per common share, compared to $393 million or $.36 per common share, for the second quarter of 2017 and $165 million, or $.16 per common share, for the third quarter of 2016. During the third quarter of 2017, Key’s results included $36 million of merger-related charges and a $5 million merchant services gain adjustment, resulting in a pre-tax net impact of $41 million, or $.03 per common share.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Income (loss) from continuing operations attributable to Key common shareholders	$349	$393	$165	(11.2)%	111.5%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.32	.36	.16	(11.1)	100.0
Return on average total assets from continuing operations	1.07%	1.23%	.55%	N/A	N/A
Common Equity Tier 1 ratio (a)	10.26	9.91	9.56	N/A	N/A
Book value at period end	$13.18	$13.02	$12.78	1.2%	3.1%
Net interest margin (TE) from continuing operations	3.15%	3.30%	2.85%	N/A	N/A

(a) 9/30/2017 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Net interest income (TE)	$962	$987	$788	(2.5)%	22.1%
Noninterest income	592	653	549	(9.3)	7.8
Total revenue	$1,554	$1,640	$1,337	(5.2)%	16.2%

TE = Taxable Equivalent; N/M = Not Meaningful

Third quarter 2017 net interest income included $48 million of purchase accounting accretion related to the acquisition of First Niagara.

Taxable-equivalent net interest income was $962 million for the third quarter of 2017, and the net interest margin was 3.15%, compared to taxable-equivalent net interest income of $788 million and a net interest margin of 2.85% for the third quarter of 2016, reflecting the benefit from the First Niagara acquisition, including purchase accounting accretion, as well as higher earning asset yields and balances.

Compared to the second quarter of 2017, taxable-equivalent net interest income decreased by $25 million, and the net interest margin decreased by 15 basis points. The decrease in net interest income and the net interest margin reflects a decline in purchase accounting accretion of $52 million, including $42 million from the finalization of previous estimates recognized in the second quarter. Lower purchase accounting accretion was partially offset by higher earning asset yields and balances.

Excluding purchase accounting accretion, taxable-equivalent net interest income increased $145 million from the third quarter of 2016 and $27 million from the second quarter of 2017.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Noninterest Income

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Trust and investment services income	$135	$134	$122.7%		10.7%
Investment banking and debt placement fees	141	135	156	4.4	(9.6)
Service charges on deposit accounts	91	90	85	1.1	7.1
Operating lease income and other leasing gains	16	30	6	(46.7)	166.7
Corporate services income	54	55	51	(1.8)	5.9
Cards and payments income	75	70	66	7.1	13.6
Corporate-owned life insurance income	31	33	29	(6.1)	6.9
Consumer mortgage income	7	6	6	16.7	16.7
Mortgage servicing fees	21	15	15	40.0	40.0
Net gains (losses) from principal investing	3	—	5	N/M	(40.0)
Other income	18	85	8	(78.8)	125.0
Total noninterest income	$592	$653	$549	(9.3)%	7.8%

N/M = Not Meaningful

Key’s noninterest income was $592 million for the third quarter of 2017, compared to $549 million for the year-ago quarter. Growth was largely driven by a full-quarter impact of the First Niagara acquisition, as well as ongoing momentum in Key's core businesses. Broad-based growth across many fee income categories more than offset a decline in investment banking and debt placement fees, related to strong market conditions in the year-ago period.

Compared to the second quarter of 2017, noninterest income decreased by $61 million. The largest driver of this decrease was a $64 million one-time gain related to Key’s merchant services business in the second quarter of 2017, recognized in other income. Excluding the one-time merchant services gain, noninterest income grew on a linked-quarter basis, driven by momentum in fee-based businesses, including growth in investment banking and debt placement fees, mortgage servicing fees, and cards and payments income, which also benefited from the recent merchant services acquisition. Operating lease income and other leasing gains decreased $14 million, related to lease residual losses in the third quarter of 2017.

Noninterest Expense

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Personnel expense	$558	$551	$594	1.3%	(6.1)%
Non-personnel expense	434	444	488	(2.3)	(11.1)
Total noninterest expense	$992	$995	$1,082	(.3)	(8.3)

Merger-related charges	36	44	189	(18.2)	(81.0)
Total noninterest expense excluding merger-related charges	$956	$951	$893.5%		7.1%

Key’s noninterest expense was $992 million for the third quarter of 2017, and included $36 million of merger-related charges. Merger-related charges for the quarter were made up of $25 million of personnel expense and $11 million of non-personnel expense, mostly reflected in marketing and computer processing expense.

Excluding merger-related charges, noninterest expense was $63 million higher than the third quarter of last year. The increase from the prior year, reflected in both personnel and non-personnel expense, was primarily driven by a full-quarter impact of the First Niagara acquisition, as well as ongoing business investments and recent acquisitions, partially offset by merger cost savings.

Excluding merger-related charges, noninterest expense increased $5 million from the second quarter of 2017. Key incurred a number of notable items in the second quarter of 2017, including a $20 million

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

charitable contribution and a $4 million credit related to purchase accounting finalization. Excluding these notable items as well as merger-related charges, noninterest expense increased $21 million from the second quarter of 2017. The increase represents recent business acquisitions, including HelloWallet and merchant services, as well as seasonal trends in marketing and personnel. Business services and professional fees were also higher in the third quarter, related to short-term initiatives.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Commercial and industrial (a)	$41,416	$40,666	$37,318	1.8%	11.0%
Other commercial loans	21,598	21,990	19,110	(1.8)	13.0
Home equity loans	12,314	12,473	11,968	(1.3)	2.9
Other consumer loans	11,486	11,373	9,301	1.0	23.5
Total loans	$86,814	$86,502	$77,697.4%		11.7%

(a)
Commercial and industrial average loan balances include $117 million, $117 million, and $107 million of assets from commercial credit cards at September 30, 2017, June 30, 2017, and September 30, 2016, respectively.

Average loans were $86.8 billion for the third quarter of 2017, an increase of $9.1 billion compared to the third quarter of 2016, primarily reflecting a full-quarter impact of the First Niagara acquisition, as well as growth in commercial and industrial loans, which was broad-based and spread across Key's commercial lines of business.

Compared to the second quarter of 2017, average loans increased by $312 million, driven primarily by growth in commercial and industrial loans. Commercial real estate loans declined as a result of paydowns and clients taking advantage of attractive capital markets alternatives. Consumer loans were relatively stable, as the home equity portfolio continued to decline, largely the result of paydowns.

At September 30, 2017, the remaining fair value discount on the First Niagara acquired loan portfolio was $302 million, compared to $345 million at June 30, 2017.

Average Deposits

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Non-time deposits	$92,039	$92,018	$85,683	—	7.4%
Certificates of deposit ($100,000 or more)	6,402	6,111	4,204	4.8%	52.3
Other time deposits	4,664	4,650	5,031.3		(7.3)
Total deposits	$103,105	$102,779	$94,918.3%		8.6%

Cost of total deposits	.28%	.26%	.21%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $103.1 billion for the third quarter of 2017, an increase of $8.2 billion compared to the year-ago quarter, primarily reflecting a full-quarter impact of the First Niagara acquisition, and core retail and commercial deposit growth.

Compared to the second quarter of 2017, average deposits increased by $326 million, driven by growth in noninterest-bearing deposits from commercial deposit inflows and short-term escrows. Certificates of deposit balances also grew and helped offset the managed exit of certain public sector relationships.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

ASSET QUALITY

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Net loan charge-offs	$32	$66	$44	(51.5)%	(27.3)%
Net loan charge-offs to average total loans	.15%	.31%	.23%	N/A	N/A
Nonperforming loans at period end (a)	$517	$507	$723	2.0	(28.5)
Nonperforming assets at period end (a)	556	556	760	—	(26.8)
Allowance for loan and lease losses	880	870	865	1.1	1.7
Allowance for loan and lease losses to nonperforming loans (a)	170.2%	171.6%	119.6%	N/A	N/A
Provision for credit losses	$51	$66	$59	(22.7)%	(13.6)%

(a)	Nonperforming loan balances exclude $783 million, $835 million, and $959 million of purchased credit impaired loans at September 30, 2017, June 30, 2017, and September 30, 2016, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $51 million for the third quarter of 2017, compared to $59 million for the third quarter of 2016 and $66 million for the second quarter of 2017. The third quarter 2017 provision reflects a large recovery in the commercial and industrial portfolio. Key’s allowance for loan and lease losses was $880 million, or 1.02% of total period-end loans, at September 30, 2017, compared to 1.01% at September 30, 2016, and 1.01% at June 30, 2017.

Net loan charge-offs for the third quarter of 2017 totaled $32 million, or .15% of average total loans, reflecting a large recovery in the commercial and industrial portfolio. These results compare to $44 million, or .23%, for the third quarter of 2016, and $66 million, or .31%, for the second quarter of 2017.

At September 30, 2017, Key’s nonperforming loans totaled $517 million, which represented .60% of period-end portfolio loans. These results compare to .85% at September 30, 2016, and .59% at June 30, 2017. Nonperforming assets at September 30, 2017, totaled $556 million, and represented .64% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .89% at September 30, 2016, and .64% at June 30, 2017.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2017.

Capital Ratios

	9/30/2017	6/30/2017	9/30/2016
Common Equity Tier 1 (a)	10.26%	9.91%	9.56%
Tier 1 risk-based capital (a)	11.11	10.73	10.53
Total risk based capital (a)	13.09	12.64	12.63
Tangible common equity to tangible assets (b)	8.49	8.56	8.27
Leverage (a)	9.83	9.95	10.22

(a)	9/30/2017 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong throughout the third quarter. As shown in the preceding table, at September 30, 2017, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.26% and 11.11%, respectively. The increase in these ratios was primarily driven by a change in methodology for multipurpose facilities. Key's tangible common equity ratio was 8.49% at September 30, 2017.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1,

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 10.15% at September 30, 2017. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Shares outstanding at beginning of period	1,092,739	1,097,479	842,703	(.4)%	29.7%
Open market repurchases and return of shares under employee compensation plans	(15,298)	(5,072)	(5,240)	201.6	191.9
Shares issued under employee compensation plans (net of cancellations)	1,598	332	4,857	381.3	(67.1)
Common shares issued to acquire First Niagara	—	—	239,735	N/M	NM
Shares outstanding at end of period	1,079,039	1,092,739	1,082,055	(1.3)%	(.3)%

N/M = Not Meaningful

Consistent with Key's 2017 Capital Plan, during the third quarter of 2017, Key declared a dividend of $.095 per common share. Key also completed $277 million of common share repurchases during the quarter, including $271 million of common share repurchases in the open market and $6 million of share repurchases related to employee equity compensation programs.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Revenue from continuing operations (TE)
Key Community Bank	$959	$1,010	$783	(5.0)%	22.5%
Key Corporate Bank	560	596	556	(6.0)	.7
Other Segments	30	35	16	(14.3)	87.5
Total segments	1,549	1,641	1,355	(5.6)	14.3
Reconciling Items	5	(1)	(18)	N/M	N/M
Total	$1,554	$1,640	$1,337	(5.2)%	16.2%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$161	$196	$97	(17.9)%	66.0%
Key Corporate Bank	190	222	160	(14.4)	18.8
Other Segments	23	28	16	(17.9)	43.8
Total segments	374	446	273	(16.1)	37.0
Reconciling Items (a)	(11)	(39)	(102)	N/M	N/M
Total	$363	$407	$171	(10.8)%	112.3%

(a)	Reconciling items consists primarily of the unallocated portion of merger-related charges and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Key Community Bank

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Summary of operations
Net interest income (TE)	$670	$674	$533	(.6)%	25.7%
Noninterest income	289	336	250	(14.0)	15.6
Total revenue (TE)	959	1,010	783	(5.0)	22.5
Provision for credit losses	59	47	39	25.5	51.3
Noninterest expense	643	651	590	(1.2)	9.0
Income (loss) before income taxes (TE)	257	312	154	(17.6)	66.9
Allocated income taxes (benefit) and TE adjustments	96	116	57	(17.2)	68.4
Net income (loss) attributable to Key	$161	$196	$97	(17.9)%	66.0%

Average balances
Loans and leases	$47,595	$47,461	$41,548.3%		14.6%
Total assets	51,708	51,502	44,218.4		16.9
Deposits	79,563	79,601	69,397	—	14.6

Assets under management at period end	$38,660	$37,613	$36,752	2.8%	5.2%

TE = Taxable Equivalent

Additional Key Community Bank Data

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Noninterest income
Trust and investment services income	$101	$99	$86	2.0%	17.4%
Service charges on deposit accounts	78	77	70	1.3	11.4
Cards and payments income	65	60	54	8.3	20.4
Other noninterest income	45	100	40	(55.0)	12.5
Total noninterest income	$289	$336	$250	(14.0)%	15.6%

Average deposit balances
NOW and money market deposit accounts	$44,481	$45,127	$38,417	(1.4)%	15.8%
Savings deposits	5,165	5,293	4,369	(2.4)	18.2
Certificates of deposit ($100,000 or more)	4,195	4,016	2,606	4.5	61.0
Other time deposits	4,657	4,640	4,944.4		(5.8)
Noninterest-bearing deposits	21,065	20,525	19,061	2.6%	10.5
Total deposits	$79,563	$79,601	$69,397	—	14.6%

Home equity loans
Average balance	$12,182	$12,330	$11,703
Combined weighted-average loan-to-value ratio (at date of origination)	69%	71%	70%
Percent first lien positions	60	60	55

Other data
Branches	1,208	1,210	1,322
Automated teller machines	1,588	1,589	1,701

Key Community Bank Summary of Operations (3Q17 vs. 3Q16)

•	Positive operating leverage compared to prior year

•	Net income increased $64 million, or 66%, from prior year

•	Average commercial and industrial loans increased $2.7 billion, or 17.2%, from the prior year

•	Average deposits increased $10.2 billion, or 14.6%, from the prior year

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Key Community Bank recorded net income attributable to Key of $161 million for the third quarter of 2017, compared to $97 million for the year-ago quarter, benefiting from momentum in Key's core businesses, as well as the full-quarter impact of the First Niagara acquisition.
Taxable-equivalent net interest income increased by $137 million, or 25.7%, from the third quarter of 2016. The increase was primarily attributable to the full-quarter impact of the First Niagara acquisition, as well as the benefit from higher interest rates. Average loans and leases increased $6 billion, or 14.6%, largely driven by a $2.7 billion, or 17.2%, increase in commercial and industrial loans. Additionally, average deposits increased $10.2 billion, or 14.6%, from one year ago.
Noninterest income was up $39 million, or 15.6%, from the year-ago quarter, driven by the full quarter impact of the First Niagara acquisition, including the addition of Key Insurance and Benefits Services. Strength in cards and payments, which includes the full-quarter impact of Key’s merchant services acquisition in the second quarter of 2017, and higher assets under management from market growth also contributed to the increase.
The provision for credit losses increased by $20 million, or 51.3%, and net loan charge-offs increased $10 million from the third quarter of 2016, primarily related to the acquisition of First Niagara.
Noninterest expense increased by $53 million, or 9%, from the year-ago quarter, largely driven by the full-quarter impact of the First Niagara acquisition, as well as core business activity, ongoing investments, recent acquisitions and seasonal trends. Personnel expense increased $29 million, while non-personnel expense increased by $24 million, including higher marketing expense and higher intangible amortization expense.

Key Corporate Bank

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Summary of operations
Net interest income (TE)	$291	$312	$278	(6.7)%	4.7%
Noninterest income	269	284	278	(5.3)	(3.2)
Total revenue (TE)	560	596	556	(6.0)	.7
Provision for credit losses	(11)	19	23	(157.9)	(147.8)
Noninterest expense	303	299	310	1.3	(2.3)
Income (loss) before income taxes (TE)	268	278	223	(3.6)	20.2
Allocated income taxes and TE adjustments	78	56	63	39.3	23.8
Net income (loss)	190	222	160	(14.4)	18.8
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	N/M	N/M
Net income (loss) attributable to Key	$190	$222	$160	(14.4)%	18.8%

Average balances
Loans and leases	$38,040	$37,721	$34,561.8%		10.1%
Loans held for sale	1,521	1,000	1,103	52.1	37.9
Total assets	45,276	44,148	40,584	2.6	11.6
Deposits	21,559	21,145	22,708	2.0%	(5.1)%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Additional Key Corporate Bank Data

dollars in millions				Change 3Q17 vs.
	3Q17	2Q17	3Q16	2Q17	3Q16
Noninterest income
Trust and investment services income	$34	$35	$36	(2.9)%	(5.6)%
Investment banking and debt placement fees	137	134	153	2.2	(10.5)
Operating lease income and other leasing gains	13	22	10	(40.9)	30.0

Corporate services income	41	38	36	7.9	13.9
Service charges on deposit accounts	13	13	15	—	(13.3)
Cards and payments income	10	10	10	—	—
Payments and services income	64	61	61	4.9	4.9

Mortgage servicing fees	18	12	13	50.0	38.5
Other noninterest income	3	20	5	(85.0)	(40.0)
Total noninterest income	$269	$284	$278	(5.3)%	(3.2)%

Key Corporate Bank Summary of Operations (3Q17 vs. 3Q16)

•	Positive operating leverage compared to prior year

•	Net income up $30 million, or 18.8%, from prior year

•	Average loan and lease balances up $3.5 billion, or 10.1%, from the prior year

Key Corporate Bank recorded net income attributable to Key of $190 million for the third quarter of 2017, compared to $160 million for the same period one year ago.

Taxable-equivalent net interest income increased by $13 million, or 4.7%, compared to the third quarter of 2016. Average loan and lease balances increased $3.5 billion, or 10.1%, from the year-ago quarter, driven by growth in commercial and industrial and commercial mortgage loans. Average deposit balances decreased $1.1 billion, or 5.1%, from the year-ago quarter, driven by the managed exit of higher cost corporate and public sector deposits.

Noninterest income was down $9 million, or 3.2%, from the prior year. This decline was mostly due to lower investment banking and debt placement fees, resulting from strong market conditions and activity in the third quarter of 2016. This decrease was partially offset by growth in mortgage servicing fees and corporate services income compared to the prior year.

During the third quarter of 2017, Key Corporate Bank benefited from a large recovery in the commercial and industrial portfolio, as well as improving credit quality in the overall portfolio. Accordingly, the provision for credit losses decreased $34 million, or 147.8%, compared to the third quarter of 2016, with $21 million less of net loan charge-offs.

Noninterest expense decreased by $7 million, or 2.3%, from the third quarter of 2016. The decrease from the prior year was largely driven by lower performance-based compensation. Slightly offsetting this decrease were higher levels of operating lease expense, business services and professional fees, and cards and payments expense.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $23 million for the third quarter of 2017, compared to $16 million for the same period last year, driven by increases in operating lease income and other leasing gains and corporate-owned life insurance income.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $136.7 billion at September 30, 2017.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2016, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, October 19, 2017. An audio replay of the call will be available through October 29, 2017.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

KeyCorp
Third Quarter 2017
Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Summary of Loan and Lease Loss Experience From Continuing Operations
25	Asset Quality Statistics From Continuing Operations
25	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans From Continuing Operations
26	Line of Business Results

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2017	6/30/2017	9/30/2016
Summary of operations
Net interest income (TE)	$962	$987	$788
Noninterest income	592	653	549
Total revenue (TE)	1,554	1,640	1,337
Provision for credit losses	51	66	59
Noninterest expense	992	995	1,082
Income (loss) from continuing operations attributable to Key	363	407	171
Income (loss) from discontinued operations, net of taxes (a)	1	5	1
Net income (loss) attributable to Key	364	412	172

Income (loss) from continuing operations attributable to Key common shareholders	349	393	165
Income (loss) from discontinued operations, net of taxes (a)	1	5	1
Net income (loss) attributable to Key common shareholders	350	398	166

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.32	$.36	$.17
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.32	.37	.17

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.32	.36	.16
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.32	.36	.17

Cash dividends declared	.095	.095	.085
Book value at period end	13.18	13.02	12.78
Tangible book value at period end	10.52	10.40	10.14
Market price at period end	18.82	18.74	12.17

Performance ratios
From continuing operations:
Return on average total assets	1.07%	1.23%	.55%
Return on average common equity	9.74	11.12	5.09
Return on average tangible common equity (c)	12.21	13.80	6.16
Net interest margin (TE)	3.15	3.30	2.85
Cash efficiency ratio (c)	62.2	59.3	80.0

From consolidated operations:
Return on average total assets	1.06%	1.23%	.55%
Return on average common equity	9.77	11.26	5.12
Return on average tangible common equity (c)	12.25	13.98	6.20
Net interest margin (TE)	3.13	3.28	2.83
Loan to deposit (d)	86.2	87.2	84.7

Capital ratios at period end
Key shareholders’ equity to assets	11.15%	11.23%	11.04%
Key common shareholders’ equity to assets	10.40	10.48	10.18
Tangible common equity to tangible assets (c)	8.49	8.56	8.27
Common Equity Tier 1 (e)	10.26	9.91	9.56
Tier 1 risk-based capital (e)	11.11	10.73	10.53
Total risk-based capital (e)	13.09	12.64	12.63
Leverage (e)	9.83	9.95	10.22

Asset quality — from continuing operations
Net loan charge-offs	$32	$66	$44
Net loan charge-offs to average loans	.15%	.31%	.23%
Allowance for loan and lease losses	$880	$870	$865
Allowance for credit losses	937	918	918
Allowance for loan and lease losses to period-end loans	1.02%	1.01%	1.01%
Allowance for credit losses to period-end loans	1.08	1.06	1.07
Allowance for loan and lease losses to nonperforming loans (f)	170.2	171.6	119.6
Allowance for credit losses to nonperforming loans (f)	181.2	181.1	127.0
Nonperforming loans at period-end (f)	$517	$507	$723
Nonperforming assets at period-end (f)	556	556	760
Nonperforming loans to period-end portfolio loans (f)	.60%	.59%	.85%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.64	.64	.89

Trust assets
Assets under management	$38,660	$37,613	$36,752

Other data
Average full-time equivalent employees	18,548	18,344	17,079
Branches	1,208	1,210	1,322

Taxable-equivalent adjustment	$14	$14	$8

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Nine months ended
	9/30/2017	9/30/2016
Summary of operations
Net interest income (TE)	$2,878	$2,005
Noninterest income	1,822	1,453
Total revenue (TE)	4,700	3,458
Provision for credit losses	180	200
Noninterest expense	3,000	2,536
Income (loss) from continuing operations attributable to Key	1,094	557
Income (loss) from discontinued operations, net of taxes (a)	6	5
Net income (loss) attributable to Key	1,100	562

Income (loss) from continuing operations attributable to Key common shareholders	$1,038	$540
Income (loss) from discontinued operations, net of taxes (a)	6	5
Net income (loss) attributable to Key common shareholders	1,044	545

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.96	$.61
Income (loss) from discontinued operations, net of taxes (a)	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.97	.62

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.95	.60
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.96	.61

Cash dividends paid	.275	.245

Performance ratios
From continuing operations:
Return on average total assets	1.10%	.71%
Return on average common equity	9.89	6.28
Return on average tangible common equity (c)	12.36	7.21
Net interest margin (TE)	3.19	2.84
Cash efficiency ratio (c)	62.4	72.5

From consolidated operations:
Return on average total assets	1.09%	.70%
Return on average common equity	9.95	6.34
Return on average tangible common equity (c)	12.43	7.27
Net interest margin (TE)	3.17	2.81

Asset quality — from continuing operations
Net loan charge-offs	156	133
Net loan charge-offs to average total loans	.24%	.27%

Other data
Average full-time equivalent employees	18,427	14,642

Taxable-equivalent adjustment	39	24

(a)
In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	September 30, 2017, ratio is estimated.

(f)	Nonperforming loan balances exclude $783 million, $835 million, and $959 million of purchased credit impaired loans at September 30, 2017, June 30, 2017, and September 30, 2016, respectively.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related charges and/or other notable items, and “cash efficiency ratio.”

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without merger-related charges and/or other notable items in order to enable a better understanding of Company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

As previously disclosed, Key completed its purchase of First Niagara on August 1, 2016. The definitive agreement and plan of merger to acquire First Niagara was originally announced on October 30, 2015. As a result of this transaction, Key has recognized merger-related charges. For the second and third quarters of 2017, merger-related charges are included in the total for "notable items." The table below shows the computation of earnings per share excluding notable items, return on average tangible common equity excluding notable items, return on average assets from continuing operations excluding notable items, cash efficiency ratio excluding notable items, and pre-provision net revenue excluding notable items. Management believes that eliminating the effects of the merger-related charges and other notable items makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,249	$15,253	$14,996
Less: Intangible assets (a)	2,870	2,866	2,855
Preferred Stock (b)	1,009	1,009	1,150
Tangible common equity (non-GAAP)	$11,370.140566	$11,378	$10,991
Total assets (GAAP)	$136,733	$135,824	$135,805
Less: Intangible assets (a)	2,870	2,866	2,855
Tangible assets (non-GAAP)	$133,863	$132,958	$132,950
Tangible common equity to tangible assets ratio (non-GAAP)	8.49%	8.56%	8.27%
Earnings per common share (EPS) excluding notable items
EPS from continuing operations attributable to Key common shareholders — assuming dilution	$.32	$.36	$.16
Plus: EPS impact of notable items	.03	(.02)	.14
EPS from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$.35	$.34	$.30
Notable items
Merger-related charges	$(36)	$(44)	$(207)	$(161)	$(276)
Merchant services gain	(5)	64	—	59	—
Purchase accounting finalization, net	—	43	—	43	—
Charitable contribution	—	(20)	—	(20)	—
Total notable items	$(41)	$43	$(207)	$(79)	$(276)
Income taxes	(13)	16	(75)	(27)	(101)
Total notable items after tax	$(28)	$27	$(132)	$(52)	$(175)

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended			Nine months ended
		9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Pre-provision net revenue
Net interest income (GAAP)		$948	$973	$780	$2,839	$1,981
Plus:	Taxable-equivalent adjustment	14	14	8	39	24
	Noninterest income	592	653	549	1,822	1,453
Less:	Noninterest expense	992	995	1,082	3,000	2,536
	Pre-provision net revenue from continuing operations (non-GAAP)	$562	$645	$255	$1,700	$922
Plus:	Notable items	41	(43)	207	79	276
	Pre-provision net revenue from continuing operations excluding notable items (non-GAAP)	$603	$602	$462	$1,779	$1,198
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$15,241	$15,200	$13,552	$15,208	$11,890
Less:	Intangible assets (average) (c)	2,878	2,756	2,255	2,802	1,473
	Preferred Stock (average)	1,025	1,025	648	1,175	410
	Average tangible common equity (non-GAAP)	$11,338	$11,419	$10,649	$11,231	$10,007
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$349	$393	$165	$1,038	$540
Plus:	Notable items, after tax	28	(27)	132	52	175
Net income (loss) from continuing operations attributable to Key common shareholders
	excluding notable items (non-GAAP)	$377	$366	$297	$1,090	$715
Average tangible common equity (non-GAAP)		11,338	11,419	10,649	11,231	10,007

Return on average tangible common equity from continuing operations (non-GAAP)		12.21%	13.80%	6.16%	12.36%	7.21%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)		13.19	12.86	11.10	12.98	9.54
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$350	$398	$166	$1,044	$545
Average tangible common equity (non-GAAP)		11,338	11,419	10,649	11,231	10,007

Return on average tangible common equity consolidated (non-GAAP)		12.25%	13.98%	6.20%	12.43%	7.27%
Cash efficiency ratio
Noninterest expense (GAAP)		$992	$995	$1,082	$3,000	$2,536
Less:	Intangible asset amortization	25	22	13	69	28
	Adjusted noninterest expense (non-GAAP)	967	973	1,069	2,931	2,508
Less:	Notable items (d)	36	60	189	177	258
	Adjusted noninterest expense excluding notable items (non-GAAP)	$931	$913	$880	$2,754	$2,250
Net interest income (GAAP)		$948	$973	$780	$2,839	$1,981
Plus:	Taxable-equivalent adjustment	14	14	8	39	24
	Noninterest income	592	653	549	1,822	1,453
	Total taxable-equivalent revenue (non-GAAP)	1,554	1,640	1,337	4,700	3,458
Plus:	Notable items (e)	5	(103)	18	(98)	18
	Adjusted total taxable-equivalent revenue excluding notable items (non-GAAP)	$1,559	$1,537	$1,355	$4,602	$3,476

Cash efficiency ratio (non-GAAP)		62.2%	59.3%	80.0%	62.4%	72.5%
Cash efficiency ratio excluding notable items (non-GAAP)		59.7	59.4	64.9	59.8	64.7
Return on average total assets from continuing operations excluding notable items
Income from continuing operations attributable to Key (GAAP)		$363	$407	$171	$1,094	$557
Plus:	Notable items, after tax	28	(27)	132	52	175
	Income from continuing operations attributable to Key excluding notable items, after tax (non-GAAP)	$391	$380	$303	$1,146	$732

Average total assets from continuing operations (GAAP)		$134,356	$132,491	$123,469	$133,202	$105,187

Return on average total assets from continuing operations excluding notable items (non-GAAP)		1.15%	1.15%	.98%	1.15%	.93%

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
9/30/2017
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,105
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (f)	(60)
Common Equity Tier 1 anticipated under the fully phased-in RCR (g)	$12,045

Net risk-weighted assets under current RCR	$118,013
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (h)	622
All other assets	(12)
Total risk-weighted assets anticipated under the fully phased-in RCR (g)	$118,623

Common Equity Tier 1 ratio under the fully phased-in RCR (g)	10.15%

(a)
For the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, intangible assets exclude $30 million, $33 million, and $51 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, average intangible assets exclude $32 million, $36 million, and $47 million, respectively, of average purchased credit card receivables. For the nine months ended September 30, 2017, and September 30, 2016, average intangible assets exclude $36 million and $42 million, respectively, of average purchased credit card receivables.

(d)	Notable items for the three months ended September 30, 2017, includes $36 million of merger-related expense.

(e)	Notable items for the three months ended September 30, 2017, includes a $5 million adjustment related to the merchant services acquisition gain.

(f)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(g)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(h)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Consolidated Balance Sheets
(dollars in millions)

	9/30/2017	6/30/2017	9/30/2016
Assets
Loans	$86,492	$86,503	$85,528
Loans held for sale	1,341	1,743	1,137
Securities available for sale	19,012	18,024	20,540
Held-to-maturity securities	10,276	10,638	8,995
Trading account assets	783	1,081	926
Short-term investments	3,993	2,522	3,216
Other investments	728	732	747
Total earning assets	122,625	121,243	121,089
Allowance for loan and lease losses	(880)	(870)	(865)
Cash and due from banks	562	601	749
Premises and equipment	916	919	1,023
Operating lease assets	736	691	430
Goodwill	2,487	2,464	2,480
Other intangible assets	412	435	426
Corporate-owned life insurance	4,113	4,100	4,035
Derivative assets	622	636	1,304
Accrued income and other assets	3,744	4,147	3,480
Discontinued assets	1,396	1,458	1,654
Total assets	$136,733	$135,824	$135,805

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$53,734	$53,342	$56,432
Savings deposits	6,366	7,056	5,335
Certificates of deposit ($100,000 or more)	6,519	6,286	4,601
Other time deposits	4,720	4,605	5,793
Total interest-bearing deposits	71,339	71,289	72,161
Noninterest-bearing deposits	32,107	31,532	32,024
Total deposits	103,446	102,821	104,185
Federal funds purchased and securities sold under repurchase agreements	372	1,780	602
Bank notes and other short-term borrowings	616	924	809
Derivative liabilities	232	308	850
Accrued expense and other liabilities	1,717	1,475	1,739
Long-term debt	15,100	13,261	12,622
Total liabilities	121,483	120,569	120,807

Equity
Preferred stock	1,025	1,025	1,165
Common shares	1,257	1,257	1,257
Capital surplus	6,310	6,310	6,359
Retained earnings	10,125	9,878	9,260
Treasury stock, at cost	(2,962)	(2,711)	(2,863)
Accumulated other comprehensive income (loss)	(506)	(506)	(182)
Key shareholders’ equity	15,249	15,253	14,996
Noncontrolling interests	1	2	2
Total equity	15,250	15,255	14,998
Total liabilities and equity	$136,733	$135,824	$135,805

Common shares outstanding (000)	1,079,039	1,092,739	1,082,055

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Interest income
Loans	$928	$948	$746	$2,753	$1,875
Loans held for sale	17	9	10	39	23
Securities available for sale	91	90	88	276	237
Held-to-maturity securities	55	55	30	161	78
Trading account assets	7	7	4	21	17
Short-term investments	6	5	7	14	17
Other investments	5	3	5	12	10
Total interest income	1,109	1,117	890	3,276	2,257

Interest expense
Deposits	72	66	49	196	114
Federal funds purchased and securities sold under repurchase agreements	—	—	—	1	—
Bank notes and other short-term borrowings	3	4	2	12	7
Long-term debt	86	74	59	228	155
Total interest expense	161	144	110	437	276

Net interest income	948	973	780	2,839	1,981
Provision for credit losses	51	66	59	180	200
Net interest income after provision for credit losses	897	907	721	2,659	1,781

Noninterest income
Trust and investment services income	135	134	122	404	341
Investment banking and debt placement fees	141	135	156	403	325
Service charges on deposit accounts	91	90	85	268	218
Operating lease income and other leasing gains	16	30	6	69	41
Corporate services income	54	55	51	163	154
Cards and payments income	75	70	66	210	164
Corporate-owned life insurance income	31	33	29	94	85
Consumer mortgage income	7	6	6	19	11
Mortgage servicing fees	21	15	15	54	37
Net gains (losses) from principal investing	3	—	5	4	16
Other income (a)	18	85	8	134	61
Total noninterest income	592	653	549	1,822	1,453

Noninterest expense
Personnel	558	551	594	1,665	1,425
Net occupancy	74	78	73	239	193
Computer processing	56	55	70	171	158
Business services and professional fees	49	45	76	140	157
Equipment	29	27	26	83	68
Operating lease expense	24	21	15	64	42
Marketing	34	30	32	85	66
FDIC assessment	21	21	21	62	38
Intangible asset amortization	25	22	13	69	28
OREO expense, net	3	3	3	8	6
Other expense	119	142	159	414	355
Total noninterest expense	992	995	1,082	3,000	2,536
Income (loss) from continuing operations before income taxes	497	565	188	1,481	698
Income taxes	134	158	16	386	141
Income (loss) from continuing operations	363	407	172	1,095	557
Income (loss) from discontinued operations, net of taxes	1	5	1	6	5
Net income (loss)	364	412	173	1,101	562
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	1	—
Net income (loss) attributable to Key	$364	$412	$172	$1,100	$562

Income (loss) from continuing operations attributable to Key common shareholders	$349	$393	$165	$1,038	$540
Net income (loss) attributable to Key common shareholders	350	398	166	1,044	545

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.32	$.36	$.17	$.96	$.61
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.32	.37	.17	.97	.62

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.32	$.36	$.16	$.95	$.6
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.32	.36	.17	.96	.61

Cash dividends declared per common share	$.095	$.095	$.085	$.275	$.245

Weighted-average common shares outstanding (000)	1,073,390	1,076,203	982,080	1,075,296	880,824
Effect of common share options and other stock awards	15,451	16,836	12,580	16,359	8,965
Weighted-average common shares and potential common shares outstanding (000) (c)	1,088,841	1,093,039	994,660	1,091,655	889,789

(a)
For the three months ended September 30, 2017, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2017, net securities gains (losses) totaled $1 million. For the three months ended September 30, 2016, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Third Quarter 2017			Second Quarter 2017			Third Quarter 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$41,416	$414	3.97%	$40,666	$409	4.04%	$37,318	$317	3.38%
Real estate — commercial mortgage	14,850	169	4.51	15,096	187	4.97	12,879	126	3.91
Real estate — construction	2,054	23	4.51	2,204	31	5.51	1,723	21	4.67
Commercial lease financing	4,694	46	3.89	4,690	50	4.33	4,508	38	3.33
Total commercial loans	63,014	652	4.11	62,656	677	4.34	56,428	502	3.54
Real estate — residential mortgage	5,493	54	3.92	5,509	52	3.77	4,453	45	3.96
Home equity loans	12,314	136	4.41	12,473	135	4.31	11,968	122	4.07
Consumer direct loans	1,774	33	7.26	1,743	31	7.07	1,666	30	7.20
Credit cards	1,049	30	11.34	1,044	29	11.04	996	27	10.80
Consumer indirect loans	3,170	37	4.64	3,077	38	5.02	2,186	28	5.23
Total consumer loans	23,800	290	4.85	23,846	285	4.77	21,269	252	4.73
Total loans	86,814	942	4.31	86,502	962	4.46	77,697	754	3.86
Loans held for sale	1,607	17	4.13	1,082	9	3.58	1,152	10	3.48
Securities available for sale (b), (e)	18,574	91	1.96	17,997	90	1.97	17,972	88	1.99
Held-to-maturity securities (b)	10,469	55	2.12	10,469	55	2.09	6,250	30	1.86
Trading account assets	889	7	2.74	1,042	7	3.00	860	4	2.12
Short-term investments	2,166	6	1.21	1,970	5.96		5,911	7.48
Other investments (e)	728	5	2.46	687	3	1.87	717	5	2.74
Total earning assets	121,247	1,123	3.68	119,749	1,131	3.78	110,559	898	3.24
Allowance for loan and lease losses	(868)			(864)			(847)
Accrued income and other assets	13,977			13,606			13,757
Discontinued assets	1,417			1,477			1,676
Total assets	$135,773			$133,968			$125,145

Liabilities
NOW and money market deposit accounts	$53,826	37.27		$54,416	34.25		$51,318	25.20
Savings deposits	6,697	5.25		6,854	4.21		4,521	1.07
Certificates of deposit ($100,000 or more)	6,402	21	1.31	6,111	19	1.23	4,204	12	1.15
Other time deposits	4,664	9.81		4,650	9.77		5,031	11.85
Total interest-bearing deposits	71,589	72.40		72,031	66.36		65,074	49.30
Federal funds purchased and securities sold under repurchase agreements	456	—	.23	466	—	.23	578	—	.16
Bank notes and other short-term borrowings	865	3	1.49	1,216	4	1.43	1,186	2.91
Long-term debt (f), (g)	12,631	86	2.75	11,046	74	2.68	10,415	59	2.31
Total interest-bearing liabilities	85,541	161.75		84,759	144.68		77,253	110.57
Noninterest-bearing deposits	31,516			30,748			29,844
Accrued expense and other liabilities	2,057			1,782			2,818
Discontinued liabilities (g)	1,417			1,477			1,676
Total liabilities	120,531			118,766			111,591
Equity
Key shareholders’ equity	15,241			15,200			13,552
Noncontrolling interests	1			2			2
Total equity	15,242			15,202			13,554
Total liabilities and equity	$135,773			$133,968			$125,145
Interest rate spread (TE)			2.93%			3.10%			2.67%
Net interest income (TE) and net interest margin (TE)		962	3.15%		987	3.30%		788	2.85%
TE adjustment (b)		14			14			8
Net interest income, GAAP basis		$948			$973			$780

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $117 million, $117 million, and $107 million of assets from commercial credit cards for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Nine months ended September 30, 2017			Nine months ended September 30, 2016
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$40,700	$1,196	3.93%	$33,859	$850	3.35%
Real estate — commercial mortgage	15,043	520	4.62	9,818	283	3.85
Real estate — construction	2,203	80	4.86	1,205	39	4.30
Commercial lease financing	4,673	140	3.99	4,139	111	3.57
Total commercial loans	62,619	1,936	4.13	49,021	1,283	3.50
Real estate — residential mortgage	5,507	160	3.88	2,986	91	4.05
Home equity loans	12,465	402	4.32	10,773	327	4.06
Consumer direct loans	1,760	94	7.10	1,619	82	6.77
Credit cards	1,053	88	11.15	858	69	10.71
Consumer indirect loans	3,081	112	4.85	1,118	47	5.67
Total consumer loans	23,866	856	4.79	17,354	616	4.74
Total loans	86,485	2,792	4.31	66,375	1,899	3.82
Loans held for sale	1,293	39	4.01	864	23	3.58
Securities available for sale (b), (e)	18,582	276	1.96	15,492	237	2.06
Held-to-maturity securities (b)	10,311	161	2.08	5,320	78	1.94
Trading account assets	966	21	2.84	881	17	2.60
Short-term investments	1,918	14	1.00	4,971	17.46
Other investments (e)	708	12	2.20	658	10	2.05
Total earning assets	120,263	3,315	3.68	94,561	2,281	3.23
Allowance for loan and lease losses	(862)			(828)
Accrued income and other assets	13,801			11,454
Discontinued assets	1,477			1,739
Total assets	$134,679			$106,926
Liabilities
NOW and money market deposit accounts	$54,178	103.25		$42,935	56.18
Savings deposits	6,635	10.19		3,087	1.04
Certificates of deposit ($100,000 or more)	6,050	56	1.24	3,402	33	1.28
Other time deposits	4,673	27.78		3,832	24.83
Total interest-bearing deposits	71,536	196.37		53,256	114.29
Federal funds purchased and securities sold under repurchase agreements	570	1.27		451	—	.09
Bank notes and other short-term borrowings	1,291	12	1.27	825	7	1.21
Long-term debt (f), (g)	11,510	228	2.66	9,429	155	2.25
Total interest-bearing liabilities	84,907	437.69		63,961	276.58
Noninterest-bearing deposits	31,123			26,938
Accrued expense and other liabilities	1,962			2,392
Discontinued liabilities (g)	1,478			1,739
Total liabilities	119,470			95,030
Equity
Key shareholders’ equity	15,208			11,890
Noncontrolling interests	1			6
Total equity	15,209			11,896
Total liabilities and equity	$134,679			$106,926
Interest rate spread (TE)			2.99%			2.65%
Net interest income (TE) and net interest margin (TE)		2,878	3.19%		2,005	2.84%
TE adjustment (b)		39			24
Net interest income, GAAP basis		$2,839			$1,981

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $116 million and $93 million of assets from commercial credit cards for the nine months ended September 30, 2017, and September 30, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Personnel (a)	$558	$551	$594	$1,665	$1,425
Net occupancy	74	78	73	239	193
Computer processing	56	55	70	171	158
Business services and professional fees	49	45	76	140	157
Equipment	29	27	26	83	68
Operating lease expense	24	21	15	64	42
Marketing	34	30	32	85	66
FDIC assessment	21	21	21	62	38
Intangible asset amortization	25	22	13	69	28
OREO expense, net	3	3	3	8	6
Other expense	119	142	159	414	355
Total noninterest expense	$992	$995	$1,082	$3,000	$2,536
Merger-related charges (b)	36	44	189	161	258
Total noninterest expense excluding merger-related charges	$956	$951	$893	$2,839	$2,278
Average full-time equivalent employees (c)	18,548	18,344	17,079	18,427	14,642

(a)	Additional detail provided in Personnel Expense table below.

(b)	Additional detail provide in Merger-Related Charges table below.

(c)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Salaries and contract labor	$339	$332	$329	$995	$839
Incentive and stock-based compensation	134	137	162	398	352
Employee benefits	80	76	73	252	199
Severance	5	6	30	20	35
Total personnel expense	$558	$551	$594	$1,665	$1,425
Merger-related charges	25	31	97	86	148
Total personnel expense excluding merger-related charges	$533	$520	$497	$1,579	$1,277

Merger-Related Charges
(in millions)

	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Net interest income	—	—	$(6)	—	$(6)

Operating lease income and other leasing gains	—	—	(2)	—	(2)
Other income	—	—	(10)	—	(10)
Noninterest income	—	—	(12)	—	(12)

Personnel	$25	$31	97	$86	148
Net occupancy	(2)	(1)	—	2	—
Business services and professional fees	2	6	32	13	44
Computer processing	4	2	15	11	15
Marketing	5	6	9	17	13
Other non-personnel expense	2	—	36	32	38
Noninterest expense	36	44	189	161	258
Total merger-related charges	$36	$44	$207	$161	$276

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Loan Composition
(dollars in millions)

				Percent change 9/30/2017 vs.
	9/30/2017	6/30/2017	9/30/2016	6/30/2017	9/30/2016
Commercial and industrial (a)	$41,147	$40,914	$39,433.6%		4.3%
Commercial real estate:
Commercial mortgage	14,929	14,813	14,979.8		(.3)
Construction	1,954	2,168	2,189	(9.9)	(10.7)
Total commercial real estate loans	16,883	16,981	17,168	(.6)	(1.7)
Commercial lease financing (b)	4,716	4,737	4,783	(.4)	(1.4)
Total commercial loans	62,746	62,632	61,384.2		2.2
Residential — prime loans:
Real estate — residential mortgage	5,476	5,517	5,509	(.7)	(.6)
Home equity loans	12,238	12,405	12,757	(1.3)	(4.1)
Total residential — prime loans	17,714	17,922	18,266	(1.2)	(3.0)
Consumer direct loans	1,789	1,755	1,764	1.9	1.4
Credit cards	1,045	1,049	1,084	(.4)	(3.6)
Consumer indirect loans	3,198	3,145	3,030	1.7	5.5
Total consumer loans	23,746	23,871	24,144	(.5)%	(1.6)
Total loans (c), (d)	$86,492	$86,503	$85,528	—	1.1%

(a)	Loan balances include $118 million, $118 million, and $117 million of commercial credit card balances at September 30, 2017, June 30, 2017, and September 30, 2016, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $31 million, $47 million, and $76 million at September 30, 2017, June 30, 2017, and September 30, 2016, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
At September 30, 2017, total loans include purchased loans of $16.7 billion, of which $783 million were purchased credit impaired. At June 30, 2017, total loans include purchased loans of $17.8 billion, of which $835 million were purchased credit impaired. At September 30, 2016, total loans include purchased loans of $22.4 billion, of which $959 million were purchased credit impaired.

(d)
Total loans exclude loans of $1.4 billion at September 30, 2017, $1.4 billion at June 30, 2017, and $1.6 billion at September 30, 2016, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9/30/2017 vs.
	9/30/2017	6/30/2017	9/30/2016	6/30/2017	9/30/2016
Commercial and industrial	$34	$338	$56	(89.9)%	(39.3)%
Real estate — commercial mortgage	1,246	1,332	1,016	(6.5)	22.6
Commercial lease financing	1	10	3	(90.0)	(66.7)
Real estate — residential mortgage	60	63	62	(4.8)	(3.2)
Total loans held for sale (a)	$1,341	$1,743	$1,137	(23.1)%	17.9%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $60 million at September 30, 2017, $63 million at June 30, 2017, and $62 million at September 30, 2016.

Summary of Changes in Loans Held for Sale
(in millions)

	3Q17	2Q17	1Q17	4Q16	3Q16
Balance at beginning of period	$1,743	$1,384	$1,104	$1,137	$442
Purchases	—	—	—	—	48
New originations	2,855	2,876	2,563	2,846	2,857
Transfers from (to) held to maturity, net	(63)	(7)	17	11	2
Loan sales	(3,191)	(2,507)	(2,299)	(2,889)	(2,180)
Loan draws (payments), net	(3)	(3)	(1)	(1)	(32)
Balance at end of period (a)	$1,341	$1,743	$1,384	$1,104	$1,137

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $60 million at September 30, 2017, $63 million at June 30, 2017, and $62 million at March 31, 2017, December 31, 2016, and September 30, 2016.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Average loans outstanding	$86,814	$86,502	$77,697	$86,485	$66,375
Allowance for loan and lease losses at beginning of period	$870	$870	$854	$858	$796
Loans charged off:
Commercial and industrial	29	40	17	101	78

Real estate — commercial mortgage	6	3	—	9	3
Real estate — construction	2	—	9	2	9
Total commercial real estate loans	8	3	9	11	12
Commercial lease financing	1	1	5	9	11
Total commercial loans	38	44	31	121	101
Real estate — residential mortgage	—	4	1	2	4
Home equity loans	6	9	5	23	22
Consumer direct loans	8	8	6	26	18
Credit cards	11	12	9	34	25
Consumer indirect loans	8	5	3	24	9
Total consumer loans	33	38	24	109	78
Total loans charged off	71	82	55	230	179
Recoveries:
Commercial and industrial	25	2	2	32	8

Real estate — commercial mortgage	1	—	1	1	9
Real estate — construction	—	—	1	1	2
Total commercial real estate loans	1	—	2	2	11
Commercial lease financing	3	—	—	5	2
Total commercial loans	29	2	4	39	21
Real estate — residential mortgage	1	1	1	4	3
Home equity loans	4	5	3	12	10
Consumer direct loans	1	2	1	4	4
Credit cards	1	2	1	4	3
Consumer indirect loans	3	4	1	11	5
Total consumer loans	10	14	7	35	25
Total recoveries	39	16	11	74	46
Net loan charge-offs	(32)	(66)	(44)	(156)	(133)
Provision (credit) for loan and lease losses	42	66	56	178	203
Foreign currency translation adjustment	—	—	(1)	—	(1)
Allowance for loan and lease losses at end of period	$880	$870	$865	$880	$865

Liability for credit losses on lending-related commitments at beginning of period	$48	$48	$50	$55	$56
Provision (credit) for losses on lending-related commitments	9	—	3	2	(3)
Liability for credit losses on lending-related commitments at end of period (a)	$57	$48	$53	$57	$53

Total allowance for credit losses at end of period	$937	$918	$918	$937	$918

Net loan charge-offs to average total loans	.15%	.31%	.23%	.24%	.27%
Allowance for loan and lease losses to period-end loans	1.02	1.01	1.01	1.02	1.01
Allowance for credit losses to period-end loans	1.08	1.06	1.07	1.08	1.07
Allowance for loan and lease losses to nonperforming loans	170.2	171.6	119.6	170.2	119.6
Allowance for credit losses to nonperforming loans	181.2	181.1	127.0	181.2	127.0

Discontinued operations — education lending business:
Loans charged off	$10	$4	$6	$20	$21
Recoveries	2	2	3	6	8
Net loan charge-offs	$(8)	$(2)	$(3)	$(14)	$(13)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Asset Quality Statistics From Continuing Operations
(dollars in millions)

	3Q17	2Q17	1Q17	4Q16	3Q16
Net loan charge-offs	$32	$66	$58	$72	$44
Net loan charge-offs to average total loans	.15%	.31%	.27%	.34%	.23%
Allowance for loan and lease losses	$880	$870	$870	$858	$865
Allowance for credit losses (a)	937	918	918	913	918
Allowance for loan and lease losses to period-end loans	1.02%	1.01%	1.01%	1.00%	1.01%
Allowance for credit losses to period-end loans	1.08	1.06	1.07	1.06	1.07
Allowance for loan and lease losses to nonperforming loans (b)	170.2	171.6	151.8	137.3	119.6
Allowance for credit losses to nonperforming loans (b)	181.2	181.1	160.2	146.1	127.0
Nonperforming loans at period end (b)	$517	$507	$573	$625	$723
Nonperforming assets at period end (b)	556	556	623	676	760
Nonperforming loans to period-end portfolio loans (b)	.60%	.59%	.67%	.73%	.85%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.64	.64	.72	.79	.89

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $783 million, $835 million, $812 million, $865 million, and $959 million of purchased credit impaired loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Commercial and industrial	$169	$178	$258	$297	$335

Real estate — commercial mortgage	30	34	32	26	32
Real estate — construction	2	4	2	3	17
Total commercial real estate loans	32	38	34	29	49
Commercial lease financing	11	11	5	8	13
Total commercial loans	212	227	297	334	397
Real estate — residential mortgage	57	58	54	56	72
Home equity loans	227	208	207	223	225
Consumer direct loans	3	2	3	6	2
Credit cards	2	2	3	2	3
Consumer indirect loans	16	10	9	4	24
Total consumer loans	305	280	276	291	326
Total nonperforming loans (a)	517	507	573	625	723
OREO	39	48	49	51	35
Other nonperforming assets	—	1	1	—	2
Total nonperforming assets (a)	$556	$556	$623	$676	$760
Accruing loans past due 90 days or more	$86	$85	$79	$87	$49
Accruing loans past due 30 through 89 days	329	340	312	404	317
Restructured loans — accruing and nonaccruing (b)	315	333	302	280	304
Restructured loans included in nonperforming loans (b)	187	193	161	141	149
Nonperforming assets from discontinued operations — education lending business	8	5	4	5	5
Nonperforming loans to period-end portfolio loans (a)	.60%	.59%	.67%	.73%	.85%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.64	.64	.72	.79	.89

(a)
Nonperforming loan balances exclude $783 million, $835 million, $812 million, $865 million, and $959 million, of purchased credit impaired loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	3Q17	2Q17	1Q17	4Q16	3Q16
Balance at beginning of period	$507	$573	$625	$723	$619
Loans placed on nonaccrual status	181	143	218	170	78
Nonperforming loans acquired from First Niagara (a)	—	—	—	(31)	150
Charge-offs	(71)	(82)	(77)	(81)	(53)
Loans sold	(1)	—	(8)	(9)	—
Payments	(32)	(84)	(59)	(30)	(32)
Transfers to OREO	(10)	(8)	(11)	(21)	(5)
Transfers to other nonperforming assets	—	—	—	—	—
Loans returned to accrual status	(57)	(35)	(115)	(96)	(34)
Balance at end of period (b)	$517	$507	$573	$625	$723

(a)
During the fourth quarter of 2016, Key adjusted the estimated fair value of the First Niagara acquired loan portfolio recorded during the third quarter of 2016, resulting in a $31 million decrease in the balance of acquired nonperforming loans.

(b)
Nonperforming loan balances exclude $783 million, $835 million, $812 million, $865 million, and $959 million of purchased credit impaired loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

KeyCorp Reports Third Quarter 2017 Profit
October 19, 2017

Line of Business Results
(dollars in millions)

						Percent change 3Q17 vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16
Key Community Bank
Summary of operations
Total revenue (TE)	$959	$1,010	$905	$902	$783	(5.0)%	22.5%
Provision for credit losses	59	47	46	51	39	25.5	51.3
Noninterest expense	643	651	627	682	590	(1.2)	9.0
Net income (loss) attributable to Key	161	196	146	106	97	(17.9)	66.0
Average loans and leases	47,595	47,461	47,068	47,059	41,548.3		14.6
Average deposits	79,563	79,601	79,148	79,266	69,397	—	14.6
Net loan charge-offs	41	47	43	42	31	(12.8)	32.3
Net loan charge-offs to average total loans	.34%	.40%	.37%	.36%	.30%	N/A	N/A
Nonperforming assets at period end	$427	$406	$395	$412	$429	5.2	(.5)
Return on average allocated equity	13.27%	16.51%	12.58%	8.87%	10.84%	N/A	N/A
Average full-time equivalent employees	11,032	10,899	10,804	11,198	9,805	1.2	12.5

Key Corporate Bank
Summary of operations
Total revenue (TE)	$560	$596	$578	$630	$556	(6.0)%	.7%
Provision for credit losses	(11)	19	18	17	23	(157.9)	(147.8)
Noninterest expense	303	299	302	326	310	1.3	(2.3)
Net income (loss) attributable to Key	190	222	181	224	160	(14.4)	18.8
Average loans and leases	38,040	37,721	37,705	36,746	34,561.8		10.1
Average loans held for sale	1,521	1,000	1,097	1,223	1,103	52.1	37.9
Average deposits	21,559	21,145	21,002	23,171	22,708	2.0	(5.1)
Net loan charge-offs	(9)	19	14	26	12	(147.4)	(175.0)
Net loan charge-offs to average total loans	(.09)%	.20%	.15%	.28%	.14%	N/A	N/A
Nonperforming assets at period end	$106	$119	$197	$244	$318	(10.9)	(66.7)
Return on average allocated equity	26.92%	31.25%	24.97%	31.17%	26.89%	N/A	N/A
Average full-time equivalent employees	2,460	2,364	2,384	2,380	2,330	4.1	5.6

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful